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EXHIBIT 16.1

               [Singer Lewak Greenbaum & Goldstein LLP Letterhead]

December 19, 2006


Securities and Exchange Commission
Washington, DC 20549-7561

Commissioners:

We have read I/OMagic Corporation's statements included under Item 4.01 of its Amendment No. 1 to Form 8-K filed for December 12, 2006, and we agree with such statements concerning our firm .

Sincerely,

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP